Exhibit 10.17

SCHEDULE “A”

EMPLOYEE SHARE PURCHASE PLAN

(“ESPP”)

JUMPTV, INC.

SECTION 1: PURPOSE OF ESPP

The purpose of the ESPP is to provide an opportunity to certain employees of JumpTV to acquire or augment an ownership interest in the Company.  Employees are encouraged to participate in the ESPP by allowing Employees to purchase shares at a discount.  In addition, the Company assists Employees to acquire Shares through the convenience of payroll deductions, by providing other administrative services and by assuming certain operating costs of the ESPP.  Contribution from the Employees participating in the ESPP are remitted to the Administrator appointed by the Company for the acquisition and distribution of Shares on behalf of the Employees, in accordance with the terms and provisions of the ESPP as described herein.

SECTION 2: DEFINITIONS

2.1           “Administrator” shall mean an entity appointed by the Company to purchase, hold and distribute Shares in accordance with the terms and provisions of the ESPP and the Memorandum of Agreement.  The Memorandum of Agreement shall be deemed to form part of the ESPP, and any of the rights or interests that may accrue to any person under the ESPP shall be subject to all the terms and provisions of the Memorandum of Agreement.  The duties, responsibilities and rights of the Administrator shall be determined solely by the reference to the Memorandum of Agreement.

2.2           “Beneficiary” shall, save for any Member domiciled in the Province of Quebec at the time of death, mean a person last designated by a Member in writing and filed with the Company to receive share distributions from the Administrator in the event of the death of the Member.  In the absence of an effective designation of a Beneficiary and in respect of Members domiciled in the Province of Quebec at the time of death, the share distributions from the Administrator following the death of the Member shall be made to the estate of the deceased Member.

2.3           “Board” shall mean the Board of Directors of JumpTV Inc.

2.4           “Company” shall mean the corporate employer of the Employee or Employees concerned encompassing JumpTV Inc. and all of its subsidiary companies from time to time.

2.5           “Effective Date” shall mean July 1, 2008, or such other subsequent date as described in the Memorandum of Agreement.

2.6           “Employee” shall mean any designated person regularly employed by the Company having a classification at a Director level or above.

2.7           “Member” shall mean an Employee who has elected to participate in the ESPP in accordance with the provisions of Section 3.

2.8           “Memorandum of Agreement” shall mean the agreement between the Company and the Administrator with respect to the duties, responsibilities and rights of the Administrator in connection with the ESPP.

2.9           “ESPP” shall mean this Employee Share Purchase Plan of JumpTV Inc. and its subsidiaries, as described herein or as hereinafter amended.

2.10         “Salary” shall mean the remuneration paid to an Employee for services rendered to the Company, excluding bonuses, overtime pay and fringe benefits, but including sales commissions.

2.11         “Share” shall mean the common shares of JumpTV Inc.

Whenever used in the ESPP, unless the context otherwise clearly indicates, words in the masculine form shall be deemed to include the feminine and the singular shall be deemed to include the plural.

SECTION 3: MEMBERSHIP

3.1           Subject to this section, an Employee shall be eligible to become a member of the ESPP upon the later of the Effective Date or the completion of six months of continuous service as an Employee of the Company.

3.2           An Employee who is eligible for membership in the ESPP and wishes to become a Member thereof shall complete and file with the Company at least 15 days prior to the first day of the calendar month elected by him or her as the effective date of participation in the ESPP, a payroll deduction authorization in a form approved by the Company.

3.3           In the event that an Employee does not meet the requirements of Section 3.2, his or her effective participation date shall be the first day of the month following his or her elected month.

3.4           An Employee may, at the Company’s sole discretion, participate in the ESPP without completing the eligibility requirement in Section 3.1, with the approval of the Company and by completing and filing the payroll deduction authorization form in accordance with Section 3.2 or 3.3.

SECTION 4: CONTRIBUTIONS

4.1           Members participating in the ESPP may make contributions, by payroll deduction only, at a rate of not less than 10% of Salary or such other integer percentage rate up to and including 100% of Salary as such Member shall elect.

4.2           A Member may elect to change his/her rate of contribution as defined in Section 4.1 hereof, effective for subsequent payroll deductions by completing and filing a revised payroll deduction authorization form at least 15 days prior to the date on which the revised payroll deduction rate is to be effective, provided, however, that Members may not be entitled to change their rates of contribution more than once during each fiscal quarter of the Company.

4.3           A Member may suspend participation in the ESPP provided proper notice in writing is filed with the company at least 15 days prior to the first of the month in which payroll deductions are to be suspended.

4.4           A Member who has suspended his contributions may apply to the Company to have them resumed in accordance with Section 4.1 effective upon the commencement of the next fiscal quarter of the company, provided that the Member provides at least 15 days written notice of such intent.

4.5           A Member may request that his or her payroll deductions and Shares be held in a non-registered or Registered Retirement Savings ESPP or equivalent tax-free governmental approved savings account (if and when available) of the Administrator.  To the extent that Employees are subject to the taxation laws of countries other than Canada that do not permit the tax-free earning of interest and capital gains, then Members may only have their payroll deductions and Shares held in a non-registered account of the Administrator.

SECTION 5: PURCHASE OF SHARES

5.1           The Company will remit payroll deductions from Members to the Administrator on a monthly basis.

5.2           The Administrator will purchase Shares from treasury of the Company.  The purchase price will be the 10 day volume weighed average price of the Shares traded on the Toronto Stock Exchange less 15%.

5.3           The purchased Shares will be credited to an account maintained for the Member by the Company directly, through a registered securities dealer or through the Administrator.

5.4           Dividends received by the Administrator on shares held will be allocated to the accounts of the Members in proportion to the Shares held by the Administrator for each Member on which dividends are declared and received and such dividends will be applied to the purchase of additional Shares (except in the case of “stock dividends” which shall be credited directly to the accounts of respective Members) and such Shares will be credited to the accounts of respective Members, such allocation to be made pro rata (to the sixth decimal place) on the basis of the average cost per Share purchased by the dividends and the dividends allocated to each Member used to purchase the Shares.

5.5           All warrants, options or rights received by the Administrator on any Shares held pursuant to the Plan shall be sold by the Administrator on behalf of the Members.  The proceeds from the sale of any options, rights or warrants and any dividends received by the Administrator for Shares held pursuant to the Plan shall be used to purchase additional Shares.

5.6           In the event that, at any time, an offer to purchase is made to all holders of Shares, notice of such offer shall be given by the Administrator to each Member to enable a Member to tender his or her Shares should he or she so desire.

5.7           In the event that the Shares are subdivided, consolidated, converted or reclassified by the Company, or any action of a similar nature affecting such Shares shall be taken by the Company then the Shares held by the Administrator for the benefit of the Members shall be appropriately adjusted.

SECTION 6: SHARES SUBJECT TO THE ESPP

6.1           A maximum of 2,000,000 authorized but unissued Shares are reserved for issuance under the ESPP form treasury of the Company provided that the aggregate of the listed issuer’s securities;

i)              issued to insiders of the listed issuer, within any one year period, and

ii)             issuable to insiders of the listed issuer, at any time,

under the ESPP, or when combined with all of the Company’s other security based compensation arrangements, could not exceed 10% of the Company’s total issued and outstanding securities.

6.2           The outstanding issue for purposes hereof shall be determined on the basis on the number of Shares that are outstanding immediately prior to the issuance of the Shares in question, excluding Shares issued pursuant to any Share compensation arrangements of the Company over the preceding one year period.

6.3           The terms “insider” and “share compensation arrangement” shall have the meaning given in the Toronto stock Exchange policies relating to Employee Stock Option Plans.

SECTION 7:  SALE OF SHARES

7.1           A Member may determine, from time to time, to sell all or part of the Shares credited to his account.  Such Member shall complete and file such forms and notices as the Administrator may require in association with such determination.

7.2           The Administrator shall sell such number of Shares as requested by the Member, upon receipt of the notice referred to in subsection 7.1 hereof, in such a manner as, in its discretion, it deems to be in the interest of the Members of the ESPP.

7.3           The product of the sale, less any brokerage fees, will be paid in cash by cheque to the Member, or deposited to the Member’s account with the Administrator.

SECTION 8:  TERMINATION OF MEMBERSHIP

8.1           The Administrator will hold the Shares credited to a Member’s account for the whole period of participation of such Member in the ESPP.

8.2           A Member who terminates employment (with or without cause at law), retires or otherwise elects to withdraw from participation in the ESPP, or, the Beneficiary in the event of the Member’s death, shall receive, subject to applicable withholding taxes:

(a)   the number of whole Shares credited to his or her account, or

(b)   the cash equivalent of the value of the whole Shares to his or her account, less any brokerage fees, as determined by the Administrator, as of the date of termination of employment, retirement, death or withdrawal from the ESPP, whichever the case may be.  Any fractional Shares remaining in the Member’s account will be paid in cash by cheque in an amount equal to the value of the fractional Shares as determined by the Administrator.

8.3           A Member who terminates employment (with or without cause) may, upon notice to the Company, request that all or a portion of the Shares in the Member’s account be transferred to his or her name, or an external account in his or her name, or be sold or, where the Member holds Shares in a registered retirement plan, that all or a portion of the Shares in that Member’s registered retirement plan be transferred to, be sold and the proceeds transferred to another registered retirement plan in the Member’s name, or be sold and the proceeds, net of withholding tax, be remitted to the Member.  Any fractional Shares credited to the Member’s account shall be disregarded on any sale or transfer and the Member shall be entitled to receive the cash equivalent thereof.

SECTION 9: ADMINISTRATION

9.1           The Company shall be responsible for carrying out the administration of the ESPP and shall establish rules from time to time for the administration of the ESPP and shall establish rules from time to time for the administration of the ESPP.  The Company shall be responsible for the interpretation and determination of any and all questions regarding the provisions of the ESPP.

9.2           The Company may authorize one or more of their number or an agent to execute and to deliver any instrument pertaining to the operation of the ESPP.

9.3           The Company may retain counsel, employ agents and provide for such clerical, accounting and other services as they may require in carrying out the provisions of the ESPP.

9.4           Any act which the ESPP authorizes or requires the Company to do may be done by a majority of members of the Board.  The action of such majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Company and it shall have the same effect for all purposes as if assented to by all members of the Company at the time in office.

9.5           The members of the Company shall use ordinary care and diligence in the performance of their duties, but no member of the Board shall be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by him or on his behalf as a member of the Board, nor for any loss unless resulting from his own gross negligence or willful misconduct.

9.6           The Company shall be responsible for the payment of any fees or charges incurred in the operation of the ESPP, including payments to the Administrator, counsel and other agents employed by the Company in connection with the operation of the ESPP.  The Company will reimburse the Administrator for brokerage fees arising from purchases of Shares, stock transfer taxes, and charges in connection with services provided in the operation of the ESPP.  The Member shall be responsible for any brokerage fees payable upon the sale of his Shares.

9.7           The Company shall be entitled to rely conclusively upon an opinion, a certificate, or report provided by a legal counsel, an accountant, the Administrator or any other advisors appointed and engaged by the Company in connection with the administration of the ESPP.

9.8           The Company shall cause to be kept all data and records pertaining to the administration of the ESPP, and the Secretary of the Board may execute all documents necessary to carry out the provisions of the ESPP.  The Company shall advise the Administrator as to data, information, and other facts, and shall give proper instructions to the Administrator to enable the Administrator to carry out its duties and responsibilities under the ESPP.

9.9           Each Member of the ESPP will receive a regular, periodic statement of his own contributions and Company contributions on his behalf to the ESPP, the dividends paid to him or credited to his account, the purchase of Shares including fractional Shares and the average share cost of Shares purchased to date held by the Administrator.  In addition, Members of the ESPP will receive copies of all reports, proxy statements and other communications distributed to registered shareholders, to the extent that such Members participating in the ESPP do not otherwise receive such material as shareholders.

SECTION 10: AMENDMENTS

10.1         The Board shall have the power and authority, without notice or shareholder approval, at any time and from time to time, to suspend or terminate the ESPP and to establish the rules and regulations relating to the ESPP and to make all determinations necessary or advisable for administration of the ESPP.  Without limiting the foregoing, the Board shall have the authority to amend the ESPP as follows without seeking shareholder approval:

(a)   amendments as may be necessary to comply with applicable law or the requirements of any applicable regulatory authority or stock exchange;

(b)   an amendment to correct or rectify any ambiguity, defective provision, error or omission in the ESPP;

(c)   an amendment to change the provisions relating to the administration of the ESPP; and

(d)   to make any other amendment to the ESPP that does not require shareholder approval by virtue of the provisions of the ESPP, applicable laws or relevant regulatory or stock exchange requirements.

Any amendment of the ESPP to increase the maximum number of Shares issuable under the ESPP shall become effective only upon shareholder approval thereof, such approval to be obtained in accordance with applicable corporate and securities laws and the rules of the stock exchanges on which the Corporation’s Shares are listed.

SECTION 11: TERMINATION OF THE ESPP

11.1         The Board reserves the right to terminate the ESPP at any time with such termination to be effective no earlier than the first day of the calendar month next following the adoption of the resolution by the Board to terminate the ESPP.  In the event of termination of the ESPP, each Member shall receive the number of whole Shares in his account and a cash payment by cheque for any fractional Shares held in his account, as soon as practicable following the effective date of termination of the ESPP.

SECTION 12: EMPLOYEES OF COMPANIES CEASING TO BE SUBSIDIARIES

12.1         Each Employee of a subsidiary company shall, upon such company ceasing to be a subsidiary, cease to be a Member of the ESPP and will receive the number of whole Shares in his account and a cash payment by cheque for any fractional shares held in his account as soon as practicable following such Employee ceasing to be a Member of the ESPP.

SECTION 13:  GENERAL PROVISIONS

13.1         The establishment of the ESPP shall not be construed as conferring any legal rights upon any Employee for a continuation of employment or interfering in any way with the rights of the Company to discharge any Employee and without regard to the effect which such discharge might have upon him as a Member of the ESPP.

13.2         Each Member and any other person who has a right to a distribution under the ESPP shall be entitled to look only to the Administrator for any settlement under the ESPP, and shall not have any right, claim or demand against the Company for any settlement under the ESPP.

13.3         Any person dealing with the Administrator may rely upon a copy of the ESPP and the Memorandum of Agreement and any amendment thereto certified by the Secretary of the Board to be a true and correct copy.

13.4         The ESPP shall be construed and the rights and obligations of the parties thereunder determined in accordance with the laws of the Province of Ontario.